SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Sequenom, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.	Amount Previously Paid:

7.	Form, Schedule or Registration Statement No.:

8.	Filing Party:

9.	Date Filed:

Sequenom, Inc.

3595 John Hopkins Court

San Diego, California 92121

May 5, 2003

Dear Sequenom Stockholder:

We are writing to inform you that on April 30, 2003, Michael Fitzgerald resigned from our Board of Directors. Mr. Fitzgerald’s term of office as a director would have expired at the 2003 annual meeting, which will be held on Friday, May 30, 2003, at our offices at 3595 John Hopkins Court, San Diego, California 92121, beginning at 10:00 a.m. PDT.

If you have not yet returned your signed proxy card or submitted your vote by telephone or over the Internet, please do so at your earliest convenience. Voting instructions are included with the proxy statement mailed to you on April 23, 2003. Your vote is important no matter how many shares you own. If you are planning to vote in person, we look forward to seeing you at the annual meeting.

By order of the Board of Directors,

Stephen L. Zaniboni

Senior Vice President, Chief Financial Officer

and Secretary